Exhibit 10.6

ASSIGNMENT OF RIGHTS UNDER ROYALTY AGREEMENT

THIS ASSIGNMENT OF RIGHTS UNDER ROYALTY AGREEMENT (this “Assignment”), dated as of June 18, 2008, is entered into by and among Accentia Biopharmaceuticals, Inc., a Florida corporation (“Assignor”), Valens U.S. SPV I, LLC (“Assignee”) and Biovest International, Inc., a Delaware corporation (“Biovest”).

RECITALS

A. Assignor is entering into that certain (i) Payoff Letter dated as of the date hereof with Analytica International, Inc. (f/k/a The Analytica Group, Inc.), a Florida corporation (“Analytica”), TEAMM Pharmaceuticals, Inc., a Florida corporation, and the Creditor Parties (as defined therein) party thereto (as amended, modified, supplemented and/or restated from time to time, the “Payoff Letter”) and (ii) Assignment of Sale Proceeds dated as of the date hereof (the “Assignment of Sale Proceeds”) with Analytica, Assignee and the Creditor Parties party thereto.

B. Assignor and Biovest are parties to that certain Royalty Agreement dated as of October 31, 2006 (as amended, modified, supplemented and/or restated from time to time, the “Royalty Agreement”); capitalized terms not otherwise defined herein shall have the meanings given to them in the Royalty Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements set forth in the Payoff Letter and the consummation of the transactions contemplated therein, the agreements set forth in the Assignment of Sale Proceeds and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignor hereby assigns and transfers to Assignee as the absolute owner thereof:

(a) Assignor’s right to receive a percentage of the Net Sales and License Revenue within the Territory from any Biovest Biologic Products received by Biovest (the “Assignee Royalties”) equal to 2.08% (the “Assignee’s Pro Rata Share”) of four percent (4.00%) (the Assignee’s Pro Rata Share of 4.00%, the “Royalty Percentage”), provided, however,

(i) if, on or prior to December 31, 2008, an Analytica Sale (as defined in the Assignment of Sale Proceeds) has not occurred and the Creditor Parties have not received at least $8,800,000 consisting of (1) an aggregate cash payment from Assignor and/or Analytica, on or after the date hereof, in consideration for the Creditor Parties’ agreement to enter into the Payoff Letter and the other Payoff Documents (as defined in the Payoff Letter) and/or to reduce the obligations under the Term Note (as defined in the Payoff Letter) and/or Minimum Borrowing Note (as defined in the Payoff Letter), and not in consideration of any other debt or liability of Assignor, Analytica and/or any subsidiary or affiliate of any such entity (such aggregate cash payment, the “Cash Payment”) and/or (2) Conversion Shares issued pursuant to the optional conversion provision set forth in Section 3.1 of the Term Note and Section 3.1 of the Minimum Borrowing Note, in each case, valued at $1.20 per Conversion Share (the aggregate value of the Conversion Shares, the “Conversion Amount” and together with the Cash

Payment, the “Qualified Payment”), the Assignor hereby agrees that (A) the Royalty Percentage shall be immediately increased by an amount equal to Assignee’s Pro Rata Share of two percent (2.00%) (the “Royalty Increase”) which Royalty Increase shall occur automatically without further action on the part of any party and (B) Assignor shall pay to Assignee, on demand, an amount equal to the Assignee’s Pro Rata Share of the difference between (x) $8,800,000 and (y) the Qualified Payment, if any, actually received by the Creditor Parties (the Assignee’s Pro Rata Share of the difference between (x) and (y), the “Specified Amount”), which amount shall be due and owing without defense, offset or counterclaim of any kind or nature whatsoever, provided, however, Assignee may elect, in its sole and absolute discretion, in lieu of requiring payment of the Specified Amount, to (1) further increase the Royalty Percentage (in addition to the Royalty Increase) by a percentage equal to Assignee’s Pro Rata Share of (I) the difference between $8,800,000 and the Qualified Payment, if any, actually received by the Creditor Parties, divided by (II) 1,000,000, which such further increase of the Royalty Percentage shall occur automatically without further action on the part of any party, upon Assignee’s delivery to Assignor of notice of such election, or (2) receive from Assignor, and Assignor shall assign and transfer to Assignee or Assignee’s designee, as absolute owner thereof, Assignee’s Pro Rata Share of one hundred percent (100%) of the capital stock of Analytica (together with all instruments as shall be required by Assignee to effect such transfer) in order for Assignee and the other Creditor Parties to conduct the Analytica Sale (the “Stock Election”), provided, however, that Assignee may only make the Stock Election if each Creditor Party (or, as applicable, each Creditor Party’s designee) which is a party to those certain Assignments of Rights Under Royalty Agreement dated as of the date hereof (as amended, modified, supplemented and/or restated from time to time) also makes the Stock Election; or

(ii) if an Analytica Sale has occurred on or prior to December 31, 2008, but the Creditor Parties have not received from Assignor and/or Analytica, on or prior to December 31, 2008, an amount equal to or exceeding $8,800,000, constituting the aggregate amount of the Analytica Proceeds Amount (as defined in the Assignment of Sale Proceeds) and the Qualified Payment, if any, then Assignor hereby agrees that the Royalty Percentage shall be immediately increased by a percentage equal to the Assignee’s Pro Rata Share of (A) $8,800,000 minus the sum of (1) the Analytica Proceeds Amount actually received by the Creditor Parties and (2) the Qualified Payment, if any, actually received by the Creditor Parties, divided by (B) 1,000,000, which increase of the Royalty Percentage shall occur automatically without further action on the part of any party; and

(b) all of Assignor’s other rights and remedies under the Royalty Agreement with respect to the Assignee Royalties.

2. In the event Assignor makes the Stock Election and the Creditor Parties receive Net Proceeds (as hereinafter defined) from any such Analytica Sale equal to or exceeding $8,800,000, the Creditor Parties shall be entitled to all proceeds from such Analytica Sale and Assignor and/or Analytica shall not be entitled to credit for, or refund of, the Qualified Payment, if any. In the event the Assignor makes the Stock Election and the Creditor Parties receive Net Proceeds from any such Analytica Sale of less than $8,800,000, then Assignor shall pay to Assignee, in cash, on demand, an amount equal to Assignee’s Pro Rata Share of an amount equal to the difference, if any, between (a) $8,800,000 and (b)(i) the Net Proceeds actually received by the Creditor Parties from such Analytica Sale plus (ii) the Qualified Payment actually received by the Creditor Parties, if any, which amount, if any, shall be due and owing without defense, offset or counterclaim of any kind or nature whatsoever. The Creditor Parties hereby agree that any such Analytica Sale shall be consummated pursuant to one or more related arms-length transactions with third party purchaser(s) that are not affiliated with any Creditor Party and Creditor Parties shall receive no direct or indirect benefit from any such Analytica Sale, other than the Net Proceeds. For purposes hereof, the term “Net Proceeds” shall mean the proceeds received from the Analytica Sale in cash and/or any other consideration paid by the purchaser in connection with the Analytica Sale, net of (a) customary and reasonable out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith and (b) taxes paid or reasonably estimated to be payable as a result thereof, provided, however, the value of any Net Proceeds not consisting of cash for which there is not a readily available publicly recorded market shall be determined by the Creditor Parties in their commercially reasonable discretion.

3. The Assignee Royalties shall be paid by Biovest to Assignee no later than sixty (60) days following the end of each calendar quarter (the “Assignee Royalty Payments”). All Assignee Royalty Payments shall be payable in U.S. Dollars by wire transfer in accordance with the wire transfer instructions set forth on Exhibit A hereto.

4. Each of Assignor and Biovest hereby acknowledge, confirm and agree that (a) Assignee may assert any and all of its rights and claims with respect to the Assignee Royalties and the Assignee Royalty Payments directly against Biovest in accordance with the terms of the Royalty Agreement and (b) Assignee shall hereafter be deemed a “Party” to the Royalty Agreement and shall have all the rights and remedies granted to Assignor under the Royalty Agreement with respect to the Assignee Royalties and the Assignee Royalty Payments.

5. At any time or from time to time, upon Assignee’s written request, each of Assignor and Biovest shall execute and deliver to Assignee such further documents and do such other acts and things as Assignee may reasonably request in order to further effect the purposes of this Assignment or any schedule, amendment or supplement hereto.

6. Assignor hereby represents and warrants that:

(a) the Royalty Agreement is in full force and effect and is enforceable in accordance with its terms;

(b) there is no breach of any provision in the Royalty Agreement;

(c) pursuant to the Royalty Agreement, it is the owner of a royalty interest equal to 19.50% of the Net Sales and License Revenue within the Territory from any Biovest Biologic Products received by Biovest and such interest is owned free and clear of all liens and other encumbrances (other than the liens granted under that certain Collateral Assignment dated as of the date hereof made by Assignor in favor of the Creditor Parties and certain of their affiliates, the security interest granted to Southwest Bank (so long as such security interest does not cover in any manner whatsoever the Assignee Royalties assigned hereunder and the net sale proceeds assigned under the Assignment of Sale Proceeds) and the security interest granted to McKesson Corporation (so long as such security interest does not cover in any manner whatsoever the Assignee Royalties assigned hereunder and the net sale proceeds assigned under the Assignment of Sale Proceeds)) and has not been assigned, sold or otherwise conveyed by Assignor in any way;

(d) Assignor has full power, authority and legal right, with the consent of Biovest contained herein, to assign its rights under the Royalty Agreement pursuant to this Assignment;

(e) this Assignment has been duly authorized, executed and delivered by Assignor and constitutes a legal, valid and binding obligation of Assignor, enforceable in accordance with its terms;

(f) no consent of any person or entity, and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Assignor in connection with the execution, delivery or performance of this Assignment except for the consents of Biovest contained herein, Southwest Bank and McKesson Corporation; and

(g) the execution, delivery and performance of this Assignment will not violate any provision of any statute or law or contractual obligation to which Assignor is a party or that purports to be binding upon Assignor or upon any of its assets or properties and will not result in the creation or imposition of any lien on or security interest in any of the assets of Assignor.

7. Biovest hereby represents and warrants that:

(a) the Royalty Agreement is in full force and effect and is enforceable in accordance with its terms;

(b) there is no breach of any provision in the Royalty Agreement;

(c) Biovest has the full power, authority and legal right to enter into this Assignment;

(d) this Assignment has been duly authorized, executed and delivered by Biovest and constitutes a legal, valid and binding obligation of Biovest, enforceable in accordance with its terms;

(e) no consent of any person or entity, and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Biovest in connection with Biovest’s execution, delivery or performance of this Assignment; and

(f) the execution, delivery and performance of this Assignment will not violate any provision of any statute or law or contractual obligation to which Biovest is a party or that purports to be binding upon Biovest or upon any of its assets or properties and will not result in the creation or imposition of any lien on or security interest in any of the assets of Biovest.

8. Each of Assignor and Biovest hereby covenants and agrees that:

(a) it will not assign, pledge or otherwise encumber any of its right, title or interest under, in or to the Royalty Agreement, other than this Assignment and each other Assignment of Rights Under Royalty Agreement entered into in favor of any other Creditor Party or any of its successors or assigns, until that certain Guaranty dated March 31, 2006 made by Assignor in favor of the Creditor Parties and certain of their affiliates has been irrevocably terminated;

(b) it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the Royalty Agreement, the Assignee Royalties or Assignee’s rights under this Assignment;

(c) it will not, except with the prior written consent of Assignee, (i) enter into any agreement amending, modifying or supplementing the Royalty Agreement or (ii) grant any consent or waiver under the Royalty Agreement;

(d) it will deliver to Assignee a copy of each demand, notice, communication or document required to be delivered to any party under the Royalty Agreement; and

(e) it will keep Assignee informed of all material circumstances known to it bearing upon the Royalty Agreement, the Assignee Royalties or any of the rights and remedies of Assignor or Biovest under the Royalty Agreement.

9. Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. None of the terms or provisions of this Assignment may be waived, altered, modified or amended except by an instrument in writing, duly executed by Assignor, Biovest and Assignee. This Assignment and all obligations of the parties hereunder shall be binding upon the successors and assigns of Assignor and Biovest and shall, together with the rights and remedies of Assignee hereunder, inure to the benefit of Assignee and its successors and assigns. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

11. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any party by any other party, or whenever any of the parties desires to give or serve upon the other any communication with respect to this Assignment, each such notice demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided in the Royalty Agreement, and in the case of Assignee, c/o Valens Capital Management, LLC, 335 Madison Avenue, 10th Floor, New York, New York 10017.

12. This Assignment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party via facsimile or electronic transmission shall be deemed to be an original hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment as of the date first set forth above.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary/Treas

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	CFO

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

EXHIBIT A

WIRE TRANSFER INSTRUCTIONS

Name:	Type of Account	Bank	Account Number	ABA Number	Address	Tel	Fax	Contact:
LV Administrative Services, Inc	Checking	Capital One Bank	2704060132	021407912	404 Fifth Avenue, New York, NY 10018	212-967-9400	212-967-9440	Avril Conway